Exhibit 10.1

Hiland Partners
Long-Term Incentive Plan

Grant of Restricted Units

Grantee:

Grant Date:	, 200

1.                                       Grant of Restricted Units.  Hiland Partners GP, L.L.C. (the “Company”) hereby grants to you              Restricted Units under the Hiland Partners Long-Term Incentive Plan (the “Plan”) on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.  Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.

2.                                       Regular Vesting.  Except as otherwise provided in Paragraph 3 below, the Restricted Units granted hereunder and any distributions made by the Company with respect to the Restricted Units shall vest on the anniversary of the Grant Date as follows:

Cumulative
Grant Date	Vested Percentage

Distributions on a Restricted Unit shall be held by the Company without interest until the Restricted Unit with respect to which the distribution was made becomes vested or is forfeited.  Upon vesting any distributions being held with respect to such vested Restricted Unit shall be paid to you; similarly, upon forfeiture of the Restricted Unit any distributions being held with respect to such forfeited Restricted Unit shall be forfeited.

3.                                       Events Occurring Prior to Regular Vesting.

(a)                                  Death or Disability.  If your employment with the Company terminates as a result of your death or a disability that entitles you to benefits under the Company’s long-term disability plan, the Restricted Units then held by you automatically will become fully vested upon such termination.

(b)                                 Termination by the Company other than for Cause.  If your employment is terminated by the Company for any reason other than “Cause,” as determined by the Company in accordance with its employment policies, the Restricted Units then held by you automatically will become fully vested upon such termination.

(c)                                  Other Terminations.  Except as provided in Paragraph 2 hereof, if you terminate from the Company for any reason other than as provided in Paragraphs 3(a) and (b) above, all unvested Restricted Units then held by you automatically shall be forfeited without payment upon such termination.

(d)                                 Change of Control.  All outstanding Restricted Units held by you automatically shall become fully vested upon a Change of Control.

For purposes of this Paragraph 3, “employment with the Company” shall include being an employee of or a director or consultant to the Company or an Affiliate.

4.                                       Unit Certificates.  A certificate evidencing the Restricted Units shall be issued in your name, pursuant to which you shall have all voting rights.  The certificate shall bear the following legend:

The Units evidenced by this certificate have been issued pursuant to an agreement made as of                               , 200    , a copy of which is attached hereto and incorporated herein, between the Company and the registered holder of the Units, and are subject to forfeiture to the Company under certain circumstances described in such agreement.  The sale, assignment, pledge or other transfer of the Units evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such Units may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.

The Company may cause the certificate to be delivered upon issuance to the Secretary of the Company as a depository for safekeeping until the forfeiture occurs or the restrictions lapse pursuant to the terms of this Agreement.  Upon request of the Company, you shall deliver to the Company a unit power, endorsed in blank, relating to the Restricted Units then subject to the restrictions.  Upon the lapse of the restrictions without forfeiture, the Company shall cause a certificate or certificates to be issued without legend in your name in exchange for the certificate evidencing the Restricted Units.

5.                                       Limitations Upon Transfer.  All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process.  Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6.                                       Restrictions. By accepting this grant, you agree that any Units which you may acquire upon vesting of this award will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.  You also agree that (i) the certificates representing the Units acquired under this award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Units acquired under this award on the transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Partnership constitute a violation of any applicable securities law, and (iii) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be acquired under this award.

7.                                       Withholding of Tax.  To  the  extent that the grant or vesting of a Restricted Unit results in the receipt of compensation by you with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by you that are acceptable to the Company or such Affiliate, you shall deliver to the Company or the Affiliate such amount of money as the Company or the Affiliate may require to meet its withholding obligations under such applicable law.  No issuance of an unrestricted Common Unit shall be made pursuant to this Agreement until you have paid or made arrangements approved by the Company or the Affiliate to satisfy in full the applicable tax withholding requirements of the Company or Affiliate with respect to such event.

8.                                       Insider Trading Policy.    The terms of the Company’s Insider Trading Policy are incorporated herein by reference.

9.                                       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you.

10.                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby.  Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  Any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

11.                                 Governing Law.  This grant shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without regard to conflicts of laws principles thereof.

Hiland Partners GP, L.L.C.

By:
Name:
Title: